                              AMENDED AND RESTATED
                         EXECUTIVE EMPLOYMENT AGREEMENT


          AGREEMENT, dated as of December 2, 1996, by and between Tri-Star Aerospace Co., a Delaware corporation (the "Company"), and Richard P. Small (the "Executive").

          WHEREAS, the Executive was the Chief Executive Officer and controlling shareholder of Tri-Star Aerospace, Inc. ("Tri-Star") prior to the acquisition of Tri-Star by the Company (the "Acquisition");

          WHEREAS, the Company desires to retain the Executive to provide certain management and consulting services as described herein, and the Executive desires to provide his services to the Company in such capacity, on the terms and conditions set forth herein;

          WHEREAS, the Executive performed advisory services to the Company in connection with coordinating, structuring and consummating the Acquisition (the "Advisory Services") and the Company and the Executive have agreed the Executive shall receive compensation for such services as provided herein;

          NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements of the parties set forth below, the parties agree as follows:

          1. EMPLOYMENT. Subject to all of the terms and conditions set forth in this Agreement, the Company hereby employs the Executive to perform the duties set forth in Section 3 hereof, and the Executive hereby accepts such employment.

          2. TERM. The term of employment shall commence as of September 19, 1996 (the "Commencement Date") and shall end on the second anniversary of the Commencement Date, unless sooner terminated as hereinafter provided (the "Term").

          3. DUTIES. During the Term, the Executive shall provide management and consulting services to the Company and shall perform such other duties and functions as reasonably directed by the Board of Directors of the Company.

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          4.  SALARY.  During the Term, the Executive shall receive an annual salary of $225,000, payable in accordance with the customary payroll practices of the Company, of which $60,000 shall constitute payment for the Executive's management and consulting services with respect to the Tri-Star Inventory (the "Inventory Services") and $165,000 shall constitute payment for the Advisory Services.

          5. EXPENSES. During the Term, the Executive shall be entitled to receive reimbursement for all reasonable travel and business expenses incurred by him (in accordance with the policies and procedures of the Company) in performing services hereunder, provided that the Executive promptly and properly accounts therefor in accordance with the Company's expense policy.

          6.  TERMINATION.

          (a) TERMINATION WITHOUT CAUSE. If, prior to the expiration of the Term, the Company terminates the employment of the Executive other than for Cause (as defined herein), the Executive shall (i) continue to receive his salary set forth in Section 4 hereof with respect to the Inventory Services for a period of one year from the Date of Termination (as defined herein), PROVIDED, HOWEVER, that if the Executive commences new full-time employment during such period, such salary payments shall cease immediately upon the commencement of such employment and (ii) receive (as and when the same would have been payable had the Executive's employment not been terminated) his compensation for the Advisory Services set forth in Section 4 hereof.

          (b) OTHER TERMINATION. In the event that the employment of the Executive is terminated (i) due to the death or Disability (as defined herein) of the Executive, (ii) by the Company for "Cause", or (iii) for any other reason not included in Section 6(a), the Executive shall have no right to receive any compensation hereunder after the Date of Termination (as defined herein) except that the Executive shall continue to receive (as and when the same would have been payable had the Executive's employment not been terminated) his compensation for the Advisory Services set forth in Section 4 hereof.

          (c) DEFINITIONS. For purposes of this Agreement, (i) "Disability" shall mean the inability (as determined by the Board of Directors of the Company in its sole discretion) of the Executive, as a result of incapacity due



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to physical or mental illness or disability, to perform his duties with the
Company for six consecutive months or shorter periods aggregating six months during any twelve-month period; and (ii) "Cause" shall mean the occurrence of one or more of the following events: (A) any intentional or willful failure by the Executive to substantially perform his or her employment duties which shall not have been corrected within thirty days following written notice of the duties which such Executive has failed to substantially perform, (B) any engaging by such Executive in misconduct which is significantly injurious to the Company or any of its subsidiaries or affiliates, (C) any breach by such Executive of any representation, warranty or covenant contained in the Management Stockholders' and Optionholders' Agreement or the subscription agreement entered into by such Executive (or any corporation of which such Executive is the sole stockholder) with the Company, or (D) such Executive's conviction or entry of a plea of NOLO CONTENDERE in respect of any felony, or of a misdemeanor which results in or is reasonably expected to result in economic or reputational injury to the Company or any of its subsidiaries or affiliates.

          (d) NOTICE OF TERMINATION. Any termination of the Executive's employment (other than a termination due to the death of the Executive) shall be communicated by a written notice of termination (the "Notice of Termination") in accordance with the notice provisions herein.

          (e) DATE OF TERMINATION. For purposes of this Agreement, the "Date of Termination" shall mean (i) if the Executive's employment is terminated by his death, the date of his death, (ii) if the Executive's employment is terminated due to Disability, ten days after delivery to the Executive of the Notice of Termination, and (iii) in any other case, the date specified in the Notice of Termination.

          7.  EXECUTIVE COVENANTS.

          (a) NON-COMPETITION. During the Term and for two years from the Date of Termination, the Executive expressly covenants and agrees that he shall not, without the express written consent of the Company, for his own account or jointly with any other person, directly or indirectly, own, manage, operate, join, control, loan money to, invest in, or otherwise participate in, or be connected with, or become or act as an officer, employee, consultant, representative or agent of any business, individual, partnership, firm or



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corporation (other than the Company and its subsidiaries and affiliates)
which is in competition with any business in which the Company or any of its subsidiaries and affiliates are then engaged or planning to be engaged; PROVIDED, HOWEVER, that the Executive may purchase or own, solely as an inactive investor, the securities of any entity if (a) such securities are publicly traded on a nationally-recognized stock exchange or on NASDAQ and
(b) the aggregate holdings of such securities by the Executive and his immediate family do not exceed three percent (3%) of the voting power or three percent (3%) of the capital stock of such entity.

          (b) NO SOLICITATION. The Executive hereby agrees that during the Term and for a period of two years after the Date of Termination, he shall not, directly or indirectly, for his own account or jointly with another, or for or on behalf of any entity, as principal, agent or otherwise, (i) solicit or induce or in any manner attempt to solicit or induce any person employed by or acting as a consultant to or agent of the Company or any of its subsidiaries or affiliates to leave such position or (ii) interfere with, disrupt or attempt to disrupt any relationship, contractual or otherwise, between the Company or any of its subsidiaries or affiliates and any of the customers, clients or suppliers of the Company or any of its subsidiaries or affiliates.

          (c) CONFIDENTIAL INFORMATION. The Executive expressly covenants and agrees that he will not at any time, whether during or after the Term, directly or indirectly, disclose, use or permit the use of any trade secrets, confidential information or proprietary information of, or relating to, the Company or any of its subsidiaries or affiliates, other than as contemplated hereunder during the Term.

          (d) COVENANTS NON-EXCLUSIVE. The Executive acknowledges and agrees that the covenants contained in this Section 7 shall not be deemed exclusive of any common law rights of the Company or any of its subsidiaries or affiliates in connection with the relationships contemplated hereby and that the Company shall have any and all rights as may be provided by law in connection with the relationships contemplated hereby.

          8. NOTICE. Any and all notices or any other communication provided for herein shall be made in writing by hand-delivery, first-class mail (registered or certified,



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with return receipt requested), telecopier, or overnight air courier guaranteeing next day delivery, effective upon receipt, to the address of the party appearing under his or its name below (or to such other address as may be designated in writing by such party):

          IF TO THE EXECUTIVE:

          Mr. Richard P. Small
          7434 S. Gary Place
          Tulsa, Oklahoma 74136


          IF TO THE COMPANY:

          Tri-Star Aerospace Co.
          11535 East Pine Street
          Tulsa, Oklahoma  74116
          Attention: Mr. Quentin Bourjeaurd

          With a copy to:

          Odyssey Partners, L.P.
          31 West 52nd Street
          New York, New York  10019
          Attention:  Mr. Stephen Berger

          9.  MISCELLANEOUS.

          (a) AMENDMENT. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is agreed to in writing signed by the Executive and a duly authorized officer of the Company (other than the Executive).

          (b) WAIVER. No waiver by any party hereto at any time of any breach of another party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of any other provision hereof. This Agreement shall be binding on and inure to the benefit of the Company and its successors and permitted assigns.

          (c) GOVERNING LAW. This Agreement shall be governed and construed in accordance with the law of the State of Delaware without giving effect to the conflict of laws provisions thereof.



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          (d)  COUNTERPARTS.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          (e) SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

          (f) ENTIRE AGREEMENT. This agreement supersedes any other agreement, whether written or oral, that may have been made or entered into between the parties hereto and constitutes the entire agreement by the parties related to the matters specified herein.

          (g) EQUITABLE RELIEF. It is hereby acknowledged that irreparable harm would occur in the event that any of the provisions of this Agreement were not performed fully by the undersigned in accordance with the terms specified herein, and that monetary damages are an inadequate remedy for breach of this Agreement because of the difficulty of ascertaining and quantifying the amount of damage that will be suffered by the parties relying hereon in the event that the undertakings and provisions contained in this Agreement were breached or violated. Accordingly, each party hereto shall be entitled to an injunction or injunctions to restrain, enjoin, and prevent breaches of the undertakings and provisions hereof and to enforce specifically the undertakings and provisions hereof in any court of the United States or any state having jurisdiction over the matter, it being understood that any such remedies shall be in addition to, and not in lieu of, any other rights and remedies available at law or in equity.

                           [signature page follows]



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

          IN WITNESS WHEREOF, the parties have signed and delivered this Agreement as of the date first above written.


                                       TRI-STAR AEROSPACE CO.

                                       By: /s/ Quentin P. Bourjeaurd
                                          -------------------------------
                                          Name:  Quentin P. Bourjeaurd
                                          Title: President


                                       /s/ Richard P. Small
                                       ----------------------------------
                                       Richard P. Small










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